Exhibit 16.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West Parsippany, NJ 07054 Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com

January 28, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4.01 to Form 8-K of NewEra Technology Development Co., Ltd., dated January 28, 2011, as they relate to our firm.  We consent to the inclusion of this letter to be filed as Exhibit 16.1 in the Form 8-K.

Regards,

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
January 28, 2011